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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

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                  Rule 14a-6(e)(2))
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                             Post Properties, Inc.
               (Name of Registrant as Specified in Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                            [POST PROPERTIES LOGO]


For Immediate Release

Contact:      Judith Wilkinson/Nina Covalesky                    PRESS RELEASE
              Joele Frank, Wilkinson Brimmer Katcher
              (212) 355-4449

          Post Properties Comments on Another Newspaper Advertisement
                           Paid for by John Williams

ATLANTA, May 13, 2003 - Post Properties, Inc. (NYSE: PPS), an Atlanta-based real estate investment trust, today commented on another full-page newspaper advertisement paid for by former CEO John Williams:

         "John Williams continues to spend huge sums of money on full-page paid newspaper advertisements in his eleventh hour attempt to gain votes at next week's Post Properties Annual Meeting of Shareholders. Once again he has recycled his old campaign materials, this time a letter from two individuals who have been friends of his for more than 30 years.

         "It continues to be obvious that Mr. Williams, who is spending many millions of dollars on his solicitation effort, is trying to mask the fact that he wants to re-take control of the Company. A few days ago, he ran full-page paid advertisements over the names of his $6 million per year CEO designate and one of his nominees. Now he is running an advertisement over the names of two of his long-time friends. We doubt very much that Mr. Williams is fooling anyone. Post shareholders fully recognize that it is John Williams - and no one else - who is trying to re-take control of their Company, and that he is trying to do it with a John Williams-dominated Board and a John Williams-designated CEO."

    Certain statements made in this release and other written or oral statements made by or on behalf of the Company may constitute "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and the Company's future performance, as well as management's expectations, beliefs, intentions, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Important risk factors regarding the Company are included under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC.

                                     -more-

                                      -2-

Nationwide, Post Properties owns approximately 30,080 apartment homes in 80 communities, including 1,256 units currently under development.

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